Exhibit 99.1

CUSIP# 678046 10 3
Amex: BQI

NEWS RELEASE
DATE: July 17, 2008
Oilsands Quest expands its executive management team with the appointment of
Jamey Fitzgibbon as President & Chief Operating Officer
Calgary, Alberta — Oilsands Quest Inc. (Amex: BQI) announces the appointment of Jamey Fitzgibbon P.Eng, MBA as President and Chief Operating Officer of the company. Mr. Fitzgibbon joins the senior executive office of the founder and Chief Executive Officer Christopher H. Hopkins and Executive Chairman T. Murray Wilson. This team will steward the company’s expanding exploration and delineation work, the active commercialization of its assets, the continuing management of the ongoing reservoir testing, the joint venture partnership discussions and the planned development of its first 30,000 bpd project.
Mr. Fitzgibbon has impressive credentials and highly relevant experience. He most recently served as Vice President, Resource Development of OPTI Canada Inc. where his responsibilities included:
•	all aspects of OPTI’s non-operated (Nexen operated) business lines, including SAGD project execution and operations, marketing, resource delineation and future phase development. This included leading OPTI’s team of geoscience and engineering professionals;

•	all aspects of OPTI’s planning and business development, including corporate planning and financial modeling, reserves management and corporate strategy development; and

•	assisting in executing and leading various financings at OPTI, including private and public equity (over $1.5 billion) and private and public debt (over $3 billion), supporting financial planning and investor relations, and representing OPTI at conferences and investor presentations.
Mr. Fitzgibbon has a B. Sc. in chemical engineering from Queen’s University and an MBA from University of Calgary. Additional industry experience includes 14 years in oil sands and heavy oil, including 10 years with Esso Resources principally at the Cold Lake development and 4 years at Elan Energy and Ranger Oil, where he was Manager of Heavy Oil. Prior to joining OPTI in 2002, Mr. Fitzgibbon was Vice President of TD Securities where (along with Mr. Wilson) he was a founding member of TD’s oil sands investment banking practice.
The Oilsands Quest senior executive team
“We are thrilled to have Jamey Fitzgibbon join our senior management team as President and COO,” said Christopher Hopkins, Oilsands Quest CEO. “We have a very significant exploration and development agenda ahead of us and we know Jamey’s proven talents, execution capability and energy will greatly assist Oilsands Quest in continuing to achieve its commercialization goals.”

CUSIP# 678046 10 3
Amex: BQI

2.
T. Murray Wilson, Executive Chairman added, “Mr. Fitzgibbon’s skills will not only enhance the executive offices of the company, but will enable an expanded and aggressive focus on planning and execution to ensure the successful delivery of the tremendous underlying shareholder value in Oilsands Quest’s assets and businesses.”
Mr. Fitzgibbon is scheduled to commence his duties with Oilsands Quest mid September 2008.
About Oilsands Quest
Oilsands Quest Inc. is applying its technical expertise to develop multiple global-scale discoveries while aggressively exploring Canada’s largest contiguous oil sands land holding. The company (www.oilsandsquest.com) is the originator of Saskatchewan’s emerging oil sands industry.
Forward-looking statements
Except for statements of historical fact relating to Oilsands Quest, this news release contains certain “forward-looking information” within the meaning of applicable securities law. Forward-looking information is frequently characterized by words such as “plan”, “expect”, “project”, “intend”, “believe”, “anticipate”, “estimate”, “potential”, “prospective” and other similar words, or statements that certain events or conditions “may”, “will”, or “could” occur. Forward-looking statements such as references to Oilsands Quest’s reservoir field test program and recovery factors in the field are based on the opinions and estimates of management at the date the statements are made and are subject to a variety of risks and uncertainties that could cause actual events or results to differ materially from those anticipated in the forward-looking statements. These risks, uncertainties and other factors include, but are not limited to, technical risks inherent in construction projects in the oil sands industry, regulatory and economic risks, lack of infrastructure in the region in which the company’s resources are located and risks associated with Oilsands Quest’s ability to implement its business plan. There are uncertainties inherent in forward-looking information, including factors beyond Oilsands Quest’s control, and no assurance can be given that the construction of the facilities and the execution of the test program will be completed on time, on budget or at all. Oilsands Quest undertakes no obligation to update forward-looking information if circumstances or management’s estimates or opinions should change, except as required by law. The reader is cautioned not to place undue reliance on forward-looking statements. The risks and uncertainties set forth above are not exhaustive. Readers should refer to Oilsands Quest’s current annual report on Form 10-K and other document filings, which are available at www.sedar.com and at www.sec.gov for a detailed discussion of these risks and uncertainties and details regarding the location and extent of Oilsands Quest’s land holdings.

CUSIP# 678046 10 3
Amex: BQI

3.
For more information:
Paul K. O’Donoghue, Vice President, Investor Relations and Corporate Planning
Email podonoghue@oilsandsquest.com
General inquiries and retail investors, contact
Hedlin Lauder Investor Relations Ltd.
Toll Free 1-800-299-7823
Office 403-232-6251
Email irinfo@hedlinlauder.com
Institutional investors, contact
BarnesMcInerney Inc.
Toll Free 1-866-794-7288
Office 416-371-0510
Email oilsands@barnesmcinerney.com